EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated July 8, 2015, with respect to the financial statement of Elkhorn Unit Trust, Series 3, comprising Elkhorn Multi-Asset Income Portfolio of ETFs, contained in Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-203695) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
July 8, 2015